Exhibit 99.1

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Collingswood	NJ	Delmar Bancorp	Delmar	MD

1st Constitution Bancorp	Cranbury	NJ	Dimeco, Inc.	Honesdale	PA

1st Summit Bancorp of Johnstown, Inc.	Johnstown	PA	DNB Financial Corporation	Downingtown	PA

Abigail Adams National Bancorp, Inc.	Washington	DC	Eagle National Bancorp, Inc.	Upper Darby	PA

Absecon Bancorp	Absecon	NJ	Easton Bancorp, Inc.	Easton	MD

ACNB Corporation	Gettysburg	PA	Emclaire Financial Corp.	Emlenton	PA

Adirondack Trust Company	Saratoga Springs	NY	ENB Financial Corp.	Ephrata	PA

Allegheny Valley Bancorp, Inc.	Pittsburgh	PA	Enterprise National Bank N.J.	Kenilworth	NJ

Allegiance Bank of North America	Bala Cynwyd	PA	ES Bancshares, Inc.	Newburgh	NY

American Bank Incorporated	Allentown	PA	Evans Bancorp, Inc.	Hamburg	NY

AmeriServ Financial, Inc.	Johnstown	PA	Farmers and Merchants Bank	Upperco	MD

Annapolis Bancorp, Inc.	Annapolis	MD	Fidelity D & D Bancorp, Inc.	Dunmore	PA

Ballston Spa Bancorp, Inc.	Ballston Spa	NY	First Americano Financial Corp.	Elizabeth	NJ

Bancorp of New Jersey, Inc.	Fort Lee	NJ	First Bank	Williamstown	NJ

Bank of Akron	Akron	NY	First Bank of Delaware	Wilmington	DE

Bank of Utica	Utica	NY	First Community Financial Corporation	Mifflintown	PA

Bay National Corporation	Lutherville	MD	First Keystone Corporation	Berwick	PA

BCB Bancorp, Inc.	Bayonne	NJ	First National Bank of Groton	Groton	NY

Berkshire Bancorp Inc.	New York	NY	First National Bank of Port Allegany	Port Allegany	PA

Bridge Bancorp, Inc.	Bridgehampton	NY	First Perry Bancorp, Inc.	Marysville	PA

Brunswick Bancorp	New Brunswick	NJ	First Resource Bank	Exton	PA

Calvin B. Taylor Bankshares, Inc.	Berlin	MD	First State Bank	Cranford	NJ

Carrollton Bancorp	Baltimore	MD	Fleetwood Bank Corporation	Fleetwood	PA

CB Financial Corp.	Rehoboth Beach	DE	FNB Bancorp, Inc.	Newtown	PA

CB Financial Services, Inc.	Carmichaels	PA	FNBM Financial Corporation	Minersville	PA

CBT Financial Corporation	Clearfield	PA	Fort Orange Financial Corp.	Albany	NY

CCFNB Bancorp, Inc.	Bloomsburg	PA	Franklin Financial Services Corp.	Chambersburg	PA

Cecil Bancorp, Inc.	Elkton	MD	Frederick County Bancorp, Inc.	Frederick	MD

Central Jersey Bancorp	Oakhurst	NJ	Glen Burnie Bancorp	Glen Burnie	MD

Chemung Financial Corporation	Elmira	NY	Glenville Bank Holding Company, Inc.	Scotia	NY

Chesapeake Bancorp	Chestertown	MD	GNB Financial Services, Inc.	Gratz	PA

Citizens Financial Services, Inc.	Mansfield	PA	Gotham Bank of New York	New York	NY

Citizens National Bank of Meyersdale	Meyersdale	PA	Greater Hudson Bank	Middletown	NY

Clarion County Community Bank	Clarion	PA	Hamlin Bank and Trust Company	Smethport	PA

Codorus Valley Bancorp, Inc.	York	PA	Harford Bank	Aberdeen	MD

Comm Bancorp, Inc.	Clarks Summit	PA	Harvest Community Bank	Pennsville	NJ

CommerceFirst Bancorp, Inc.	Annapolis	MD	Highlands State Bank	Vernon	NJ

Commercial National Financial Corp.	Latrobe	PA	Hilltop Community Bancorp, Inc.	Summit	NJ

Community Bank of Bergen County	Maywood	NJ	HNB Bancorp, Inc.	Halifax	PA

Community Bankers’ Corporation	Marion Center	PA	Honat Bancorp, Inc.	Honesdale	PA

Community National Bank	Great Neck	NY	Hopewell Valley Community Bank	Pennington	NJ

Community Partners Bancorp	Middletown	NJ	Howard Bancorp, Inc.	Ellicott City	MD

Cornerstone Bank	Moorestown	NJ	IBW Financial Corporation	Washington	DC

Country Bank Holding Company, Inc.	New York	NY	Jeffersonville Bancorp	Jeffersonville	NY

County First Bank	La Plata	MD	Jonestown Bank and Trust	Jonestown	PA

Damascus Community Bank	Damascus	MD	Juniata Valley Financial Corp.	Mifflintown	PA

Delaware Bancshares, Inc.	Walton	NY	Kinderhook Bank Corporation	Kinderhook	NY

Delhi Bank Corp.	Delhi	NY	Kish Bancorp, Inc.	Reedsville	PA

Exhibit 99.1 (continued)

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group (continued)

Company	City	State	Company	City	State
Landmark Bancorp, Inc.	Pittston	PA	Penseco Financial Services Corp.	Scranton	PA

Liberty Bell Bank	Cherry Hill	NJ	Peoples Bancorp, Inc.	Chestertown	MD

Luzerne National Bank Corporation	Luzerne	PA	Peoples Financial Services Corp.	Hallstead	PA

Lyons Bancorp, Inc.	Lyons	NY	Peoples Limited	Wyalusing	PA

Madison National Bank	Hauppauge	NY	PSB Holding Corporation	Preston	MD

Mainline Bancorp, Inc.	Ebensburg	PA	Putnam County Nat. Bank of Carmel	Carmel	NY

Manor Bank	Manor	PA	QNB Corp.	Quakertown	PA

Mars National Bank	Mars	PA	Regal Bancorp, Inc.	Owings Mills	MD

Maryland Bankcorp, Inc.	Lexington Park	MD	Republic First Bancorp, Inc.	Philadelphia	PA

Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA	Rising Sun Bancorp	Rising Sun	MD

Mercersburg Financial Corporation	Mercersburg	PA	Rumson-Fair Haven Bank & Trust Co.	Rumson	NJ

Mid Penn Bancorp, Inc.	Millersburg	PA	Scottdale Bank & Trust Company	Scottdale	PA

Mifflinburg Bank & Trust Co.	Mifflinburg	PA	Shore Community Bank	Toms River	NJ

MNB Corporation	Bangor	PA	Solvay Bank Corporation	Solvay	NY

Muncy Bank Financial, Inc.	Muncy	PA	Somerset Hills Bancorp	Bernardsville	NJ

National Bank of Coxsackie	Coxsackie	NY	Somerset Trust Holding Company	Somerset	PA

National Capital Bank of Washington	Washington	DC	Sterling Banks, Inc.	Mount Laurel	NJ

Neffs Bancorp, Inc.	Neffs	PA	Steuben Trust Corporation	Hornell	NY

New Century Bank	Phoenixville	PA	Stewardship Financial Corporation	Midland Park	NJ

New Jersey Community Bank	Freehold	NJ	Sussex Bancorp	Franklin	NJ

New Millennium Bank	New Brunswick	NJ	Tower Bancorp, Inc.	Greencastle	PA

New Windsor Bancorp, Inc.	New Windsor	MD	Tri-County Financial Corporation	Waldorf	MD

Noble Community Bank	Sparta	NJ	Turbotville National Bancorp, Inc.	Turbotville	PA

Northumberland Bancorp	Northumberland	PA	Union National Financial Corp.	Lancaster	PA

Norwood Financial Corp.	Honesdale	PA	Unity Bancorp, Inc.	Clinton	NJ

Old Forge Bank	Old Forge	PA	USA Bank	Port Chester	NY

Old Line Bancshares, Inc.	Bowie	MD	VSB Bancorp, Inc.	Staten Island	NY

Orange County Bancorp, Inc.	Middletown	NY	WashingtonFirst Bank	Washington	DC

Parke Bancorp, Inc.	Sewell	NJ	WebFinancial Corporation	New York	NY

Pascack Community Bank	Westwood	NJ	West Milton Bancorp, Inc.	West Milton	PA

Patapsco Bancorp, Inc.	Dundalk	MD	Wilber Corporation	Oneonta	NY

Penn Bancshares, Inc.	Pennsville	NJ	Woodlands Financial Service Co.	Williamsport	PA

Penns Woods Bancorp, Inc.	Williamsport	PA